Exhibit 10.1

ANN INC.
MANAGEMENT PERFORMANCE COMPENSATION PLAN, AS AMENDED AND RESTATED
1. Purpose.
This Plan is an integral part of the Company’s over-all compensation strategy which is aimed at attracting and retaining in the employ of the Company and its Subsidiaries highly motivated, results-oriented personnel of experience and ability, by basing such personnel’s compensation, in part, on their contributions to the growth and profitability of the Company, thereby giving them incentive to remain with the Company and its Subsidiaries and to continue to make contributions to the Company in the future. Further, the purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).
2. Definitions.
As used in this Plan, the following capitalized terms shall have the meanings set forth below:

(a)	“Board” means the Board of Directors of the Company.

(b)	“Budget” means the Company’s operating budget for a Performance Period.

(c)	A “Change in Control” shall be deemed to have occurred if:
(i) any “person”, as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefits plan of the Company, or (3) any corporation owned, directly or indirectly, by the stockholders of the Company (in substantially the same proportion as their ownership of shares) (a “Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities;
(ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 2(c)) whose election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;
(iii) there is consummated a merger or consolidation of the Company with any other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

(d)
“Committee” means the Compensation Committee of the Board, as appointed by the Board from time to time and consisting of not less than two directors, at least two of whom must be “outside directors” within the meaning of Section 162(m). All actions taken by the Committee under this Plan with respect to Section 162(m) Officers shall be taken solely by those members of the Committee who are “outside directors”, even if less than a majority of the Committee, and such members shall constitute a subcommittee for purposes of Section 162(m). With respect to Eligible Associates who are not Section 162(m) Officers, the Committee may, in its discretion, delegate to one or more officers of the Company its duties hereunder.

(e)	“Company” means ANN INC.

(f)	“Eligible Associate” has the meaning assigned thereto in Section 3 hereof.

(g)	“Executive Officer” means an officer of the Company who is an “executive officer” within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

(h)	“Participant” means an Eligible Associate who has been designated as a Participant by the Committee in accordance with Section 4 of this Plan.

(i)
“Performance Compensation” means the cash amount payable to a Participant pursuant to this Plan; provided that the Committee may determine from time to time that all or a portion of amounts payable to a Participant or Participants pursuant to the Plan shall be made in the form of shares of the Company’s common stock reserved for issuance under the Company’s 2003 Equity Incentive Plan, as amended, or any successor plan that has been approved by the Company’s shareholders.

(j)	“Performance Goals” has the meaning assigned thereto in Section 5(b) hereof.

(k)	“Performance Percentage” and “Performance Ratio” have the meanings assigned thereto in Section 5(a) hereof.

(l)
“Performance Period” means a period designated by the Committee during which Performance Compensation will be earned. A Performance Period may range in length from the six-month period that coincides with the Company’s fiscal six-month Spring or Fall season to the twelve-month period that coincides with the Company’s fiscal year.

(m)	“Plan” means this ANN INC. Management Performance Compensation Plan.

(n)	“Subsidiary” means any corporation of which the Company owns, directly or indirectly, at least majority of the outstanding voting capital stock.

(o)	“Section 162(m) Officer” for a particular year, means an Executive Officer who is a “Covered Employee” within the meaning of Section 162(m) of the Code for such year.
3. Eligibility.
Any salaried associate in the employ of the Company or any of its Subsidiaries (including officers and directors, but excluding persons who are directors only or who are members of the Committee) shall be eligible (an “Eligible Associate”) to become a Participant and receive Performance Compensation under this Plan.
4. Selection of Participants.

(a)
As promptly as possible after the Company’s Budget for a Performance Period shall have become available, and after having received the recommendations of the Company’s Chief Executive Officer pursuant to Section 4(b) below, the Committee shall designate from among all Eligible Associates those who shall be Participants under this Plan for such Performance Period.

(b)
Prior to the beginning of a Performance Period, or by such later date permissible under Section 162(m), and after the Company’s Budget for a Performance Period shall have become available, the Chief Executive Officer of the Company shall submit to the Committee a list of the names, titles, salaries and suggested Performance Percentages of those Eligible Associates whom the Chief Executive Officer recommends that the Committee designate as Participants under this Plan for such Performance Period.

(c)
The Committee shall have the authority to designate from time to time prior to the commencement of as well as during a Performance Period additional Eligible Associates as Participants under this Plan for such Performance Period.

(d)
In selecting from among all Eligible Associates those who shall become Participants in any Performance Period and in determining the Performance Percentages of such Participants for such Performance Period, the Committee shall consider the position and responsibilities of the Eligible Associates, the value of their services to the Company and such other factors as the Committee deems relevant.

5. Formula for Determining Amount of Performance Compensation.

(a)
At the time the Committee selects Participants under this Plan for a Performance Period, or within such other time period which may comply with Section 162(m), the Committee shall, for each Participant:

(i) assign to such Participant their individual “Performance Percentage” for such Performance Period; and
(ii) establish a matrix, assigning a “Performance Ratio” to various levels of Performance Goals which might be achieved for such Performance Period.

(b)
As used in this Plan, “Performance Goals” means the specific objectives established by the Committee for each Participant for a Performance Period. In setting these objectives, the Committee shall consider one or more of the following business criteria: revenue; net or gross sales; comparable store sales; net income; gross margin; operating profit (corporate and/or divisional); earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; cash on the balance sheet; working capital; return on equity, assets, capital or investment; market share; sales (net or gross) measured by store, product line, territory, operating or business unit, customers, or other category; earnings or book value per share of the Company’s common stock; earnings from continuing operations; net worth; turnover or shrinkage in inventory; levels of expense, cost or liability by store, product line, territory, operating or business unit or other category; appreciation in the price of shares of the Company’s common stock; total shareholder return (stock price appreciation plus dividends); any other Generally Accepted Accounting Principles (“GAAP”) financial measures; implementation of critical projects or processes consisting of one or more objectives based on meeting specified market penetration, geographical business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions and budget comparisons; and personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. Such Performance Goals may relate to the performance of a store, business unit, product line, division, territory, the Company or an individual or any combination thereof. With respect to Participants who are not Section 162(m) Officers, Performance Goals may also include such individual objective or subjective performance criteria as the Committee may, from time to time, establish. Performance Goals may include a threshold level of performance below which no award payment shall be made and levels of performance at which specified percentages of the target award shall be paid, and may also include a maximum level of performance above which no additional award shall be paid. Each of the foregoing Performance Goals shall be determined in accordance with generally acceptable accounting principles and, for Section 162(m) Officers, shall be subject to certification by the Committee. The Performance Goals established by the Committee may be different with respect to different Participants, different Performance Periods and/or different operations.

The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or nonrecurring events affecting the Company, its financial statements or its shares, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, including any major settlement, judgment or any other material liability in connection with a litigation or governmental proceeding or investigation, or any gain, loss or expense related to the acquisition, disposition or discontinuance of a business or a segment of a business, or related to a change in accounting principles, or to reflect capital changes.

(c)
Subject to adjustment pursuant to Section 5(d) below, unless otherwise determined by the Committee, a Participant’s Performance Compensation for the Performance Period for which he or she was designated by the Committee as a Participant pursuant to Section 4 hereof shall be equal to the product of (i) the Participant’s annual base salary for the fiscal year of which such Performance Period is a part (prorated, as to any Participant who shall have become an Eligible Associate and designated as a Participant after the commencement of such fiscal year), multiplied by (ii) the Performance Percentage assigned to such Participant for such Performance Period pursuant to Section 5(a)(i) above, multiplied by (iii) the Performance Ratio achieved by the Company for such Performance Period.

(d)
For any Performance Period, the Board may establish a ceiling on the aggregate amount which may be paid out in Performance Compensation for such Performance Period. In the event that such a limit is established for any Performance Period, the Performance Compensation otherwise payable to all Participants for such Performance Period pursuant to Section 5(c) above shall be reduced pro rata. Notwithstanding any other provision of the Plan, no Participant who is a Section 162(m) Officer may receive Performance Compensation for a twelve-month Performance Period in excess of $6,000,000, such amount to be reduced proportionately for Performance Periods of shorter duration.

(e)
Performance Compensation shall be paid by the Company or the Subsidiary employing the Participant promptly following the end of the Performance Period to which it relates, or at such other time as may be determined by the Committee at the time the award is made. The foregoing notwithstanding, no payment of Performance Compensation for a Performance Period may be made to a Section 162(m) Officer until the performance results for that Performance Period are certified by the Committee. A Participant shall not be entitled to receive payment of Performance Compensation unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company or one of its Subsidiaries at the time the Performance Compensation is actually paid, except as otherwise determined by the Committee at the time the award is made. All Performance Compensation shall be paid not later than the last day of the “applicable 2  1/2 month period”, as such term is defined in Treasury Regulation § 1.409A-1(b)(4)(i)(A).

(f)
Notwithstanding the preceding provisions of this Section 5, in the event of a Change in Control, a pro rata cash payment, in cancellation of outstanding awards in respect of the Performance Period in effect as of the date of the Change in Control, shall be made to each Participant within thirty (30) business days following the date of the Change in Control. The pro rata payment to such Participant with respect to such Performance Period shall be calculated by multiplying (X) and (Y), where (X) equals the amount to which the Participant would have been entitled had the Performance Period been completed, assuming for this purpose that all Performance Goals applicable to the Participant were achieved at a level equating to a Performance Ratio of 100% and (Y) equals a fraction, the numerator of which is the number of full and partial months in such Performance Period that have elapsed as of the date of the Change in Control and the denominator of which is the number of months in the complete Performance Period.

6. Finality of Determinations.
The Committee shall administer this Plan and construe its provisions. Any determination by the Committee in carrying out, administering or construing this Plan shall be final and binding for all purposes and upon all interested persons and their respective heirs, successors, and legal representatives.
7. Limitations.

(a)
No person shall at any time have any right to receive Performance Compensation hereunder, unless such person shall have been designated as a Participant by the Committee pursuant to Section 4 hereof and the other terms and conditions of this Plan shall have been satisfied. No person shall have authority to enter into any agreement for the inclusion of anyone as a Participant or the awarding of Performance Compensation hereunder or to make any representation or warranty with respect thereto. Designation of an Eligible Associate as a Participant in any Performance Period shall not guarantee or require that such Eligible Associate be designated as a Participant in any later Performance Period.

(b)
No action of the Company or the Board in establishing this Plan, nor any action taken by the Company, the Board or the Committee under this Plan, nor any provision of this Plan, shall be construed as conferring upon any associate any right to continued employment for any period by the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any Subsidiary to terminate such employment.

8. Amendment and Termination of Plan.
The Board at any time and from time to time may modify, amend, suspend or terminate this Plan, without notice, provided that no amendment which requires stockholder approval in order to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of stockholders of the Company.
9. Compliance With Section 162(m).
The Plan is designed and intended to comply with Section 162(m), and all provisions hereof shall be construed in a manner to so comply.

AMENDMENT TO
ANN INC.
MANAGEMENT PERFORMANCE COMPENSATION PLAN, AS AMENDED AND RESTATED

The ANN INC. Management Performance Compensation Plan, as amended and restated (the “Plan”), is hereby further amended as of November 19, 2013 as set forth below.
1. The following section shall be inserted as Section 10 of the Plan.
10. Clawback Policies.
Notwithstanding anything in the Plan to the contrary, the Company will be entitled, to the extent permitted or required by applicable law, Company policy and/or the requirements of an exchange on which the Company’s shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its affiliates at any time to a Participant in this Plan and each Participant, by accepting Performance Compensation pursuant to this Plan, agrees to comply with any Company request or demand for such recoupment.

Except as set forth above, the Plan is hereby ratified and affirmed in all respects.